UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________
FORM 8-K

 ____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 5, 2012

____________________________
 VONAGE HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)

 ____________________________

Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	07733
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)
____________________________
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) On December 5, 2012, Barry Rowan, the Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Vonage Holdings Corp. (the “Company”), informed the Company that he has decided to leave the Company to pursue another opportunity. Mr. Rowan will step down from his positions effective upon the Company's filing of its 2012 Annual Report on Form 10-K in February 2013. The Company will begin a search for Mr. Rowan's successor immediately.
A copy of the press release announcing Mr. Rowan's resignation is attached as Exhibit 99.1.

(e) On December 6, 2012, the Board of Directors approved a grant of restricted stock units to Marc P. Lefar, the Company's Chief Executive Officer, under the Company's 2006 Incentive Plan.  The number of restricted stock units will be determined using the closing price of the Company's Common Stock on December 11, 2012 and have an aggregate grant date value of $1,500,000.  One-third of the units will vest on the first anniversary, and two-thirds on the second anniversary, of the grant date.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits
99.1    Press Release issued by Vonage Holdings Corp. on December 10, 2012.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date: December 10, 2012	By:	/s/ Kurt M. Rogers
Kurt M. Rogers Chief Legal Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release issued by Vonage Holdings Corp. on December 10, 2012

5